UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : March 10, 2010

                        Baltia Air Lines, Inc.
        (Exact name of registrant as specified in its chapter)

      New York                 CIK 869187               11-2989648
(State of incorporation) (Commission File Number)    (IRS Employer ID)

63-25 Saunders St., Suite 7 I, Rego Park, New York        11374
  (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: 907 275-5205

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following conditions:

[  ] Written communications pursuant to Rule 425
     of the Securities Act (17 CFR 230.425
[  ] Soliciting material pursuant to Rule 14a-12
     of the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act 17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act 17 CFR 240.13e-4(c))

Explanatory Note: The purpose of this 8-K report is to disclose a change of the independent certifying accountant for the Company, not previously reported in 2010.

Item 4.01.  Changes in Registrant's Certifying Accountant.

(a) On March 10, 2010 the Company Board of Directors, acting through the Chief Financial Officer, Igor Dmitrowsky, accepted the resignation of Mr. Patrick Rogers, CPA, PA from his engagement to be the independent
certifying accountant for the Company.   This change was made because Mr.
Patrick Rodgers has experience in airline accounting and plans to assist the Company in setting up customized accounting system for airline operations, and would not be available for that purpose if the Company were to continue using him as our independent certifying accountant.

(b) The audit report prepared by Mr. Patrick Rogers, CPA, PA for the year ending December 2008 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

(c) The engagement of a new accountant, and the acceptance of the resignation of the prior accountant was done by the Chief Financial Officer and Chairman of the Board of the Company, Mr. Igor Dmitrowsky, with the knowledge and approval of the other members of the Board of Directors. The Company does not have an audit committee or any other committee charged with oversight of financial matters, and has entrusted this responsibility in its Chief Financial Officer.

(d) Since his engagement and to the date of his resignation, there have not been, nor are there now, any disagreements between the Company and Mr. Patrick Rogers, CPA, PA with respect to any matter of accounting principles, practices, financial statement disclosure, auditing scope or procedure for the reporting and filing completed prior to this date, nor have there been any "reportable events" as defined by Regulation S-K section 304(a)(1)(v) during that same period.

(e) The Company's prior certifying accountant, Mr. Patrick Rogers, CPA, PA, and the newly engaged certifying accountant, Mr. Michael F. Cronin, CPA have each reviewed this disclosure and consented as set forth in exhibit EX-16.1 submitted herewith.

(f) On March 10, 2010 the Company re-engaged Mr. Michael F. Cronin, CPA to act as the Company's independent registered public accountant beginning immediately and, specifically, to complete the year-end audit for fiscal year 2009. Prior to re-engaging Mr. Michael F. Cronin, CPA, neither the Company nor anyone acting on the Company's behalf consulted with Mr. Michael F. Cronin, CPA as to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered as to the financial statements, nor was a written report or oral advice rendered that was an important factor considered by the Company or any of its employees in reaching a decision as to an accounting, auditing or financial reporting issue, or any matter that was either the subject of a disagreement or reportable event under 304(a)2) of Regulation S-K.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

by:  /s/  Igor Dmitrowsky
Igor Dmitrowsky, President
and Chief Financial Officer
April 5, 2011


EX-16.1

Michael F. Cronin, CPA
687 Lee Road, Ste 210
Rochester, NY 14606
1574 Eagle Nest Circle
Winter Springs, FL 32708
407-754-7027
email mikeccpa@aol.com

April 5, 2011

Securities & Exchange Commission
100 F Street NE
Washington, DC 20549

Dear Sir/Madam:

Baltia Air Lines, Inc. (the "Company") has made available to me a copy of its Current Report on Form 8-K, dated March 10, 2010, in which it provides information pursuant to item 4.01 with regard to "Changes in Registrant's Certifying Account".

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company's auditor.

Sincerely,

    /s/  Michael F. Cronin
Michael F. Cronin
 Certified Public Accountant
 NY, FL


Mr. Patrick Rodgers, CPA, PA
309 East Citrus Street
Altamonte Springs, FL 32701

April 5, 2011

Securities & Exchange Commission
100 F Street NE
Washington, DC 20549

Dear Sir/Madam:

Baltia Air Lines, Inc. (the "Company") has made available to me a copy of its Current Report on Form 8-K, dated March 10, 2010, in which it provides information pursuant to item 4.01 with regard to "Changes in Registrant's Certifying Account".

I have reviewed the disclosure under Item 4.01 and agree with its statements concerning the scope and results of my engagement as the Company's prior auditor.

Sincerely,

/s/
Patrick Rodgers